SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

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OMNIVISION TECHNOLOGIES, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OMNIVISION TECHNOLOGIES, INC.

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

To Be Held October 1, 2003

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of OMNIVISION TECHNOLOGIES, INC., a Delaware corporation, will be held on October 1, 2003 at 10:00 a.m. local time, at 1341 Orleans Drive, Sunnyvale, California 94089, for the following purposes:

1.	To elect one (1) Class III director to serve until the expiration of his three (3) year term or until his successor is duly elected or appointed and qualified.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending April 30, 2004.

3.	To amend and restate our 2000 Stock Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares.

4.	To ratify the option grant limitations contained in our amended and restated 2000 Stock Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

5.	To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record as of August 28, 2003 are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

Sincerely,

Shaw Hong

President, Chief Executive Officer and Director

Sunnyvale, California

August 28, 2003

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE

REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS

PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

OMNIVISION TECHNOLOGIES, INC.

PROXY STATEMENT FOR 2003

ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the board of directors of OMNIVISION TECHNOLOGIES, INC., a Delaware corporation, for use at the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) to be held October 1, 2003 at 10:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our principal executive offices which are located at 1341 Orleans Drive, Sunnyvale, California 94089. Our telephone number at that location is (408) 542-3000.

These proxy solicitation materials and the Annual Report on Form 10-K for the year ended April 30, 2003 (“fiscal 2003”), including financial statements, were first mailed on or about August 28, 2003 to all stockholders entitled to vote at the meeting.

Record Date and Shares Outstanding

Stockholders of record as of August 28, 2003 (the “Record Date”) are entitled to notice of and to vote at the meeting. We have one series of common shares outstanding, designated common stock, $.001 par value per share. At the Record Date, 26,841,989 shares of our common stock were issued and outstanding and held of record by 77 stockholders. We have 10,000,000 shares of authorized undesignated Preferred Stock, $.001 par value per share. As of the Record Date, no shares of our Preferred Stock were issued and outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (i) delivering to us a written notice of revocation or a duly executed proxy bearing a later date or (ii) attending the meeting and voting in person. Any written notice of revocation or subsequent proxy should be delivered to OmniVision Technologies, Inc. at 1341 Orleans Drive, Sunnyvale, California 94089, Attention: Y. Vicky Chou, Vice President, Legal and General Counsel or hand delivered to Ms. Chou at or before the taking of the vote at the Annual Meeting.

Voting

Each share of common stock outstanding on the Record Date is entitled to one vote.

With respect to the election of directors, every stockholder may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such stockholder is entitled to vote, or distribute such stockholder’s votes on the same principle among as many candidates as the stockholder may select, provided, however, that votes cannot be cast for more than two candidates. However, no stockholder shall be entitled to cumulate votes for a nominee unless such nominee’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice, prior to the voting, of his or her intention to cumulate the stockholder’s votes. On all other matters, no stockholder shall be entitled to cumulative votes and each share of common stock has one vote.

Solicitation of Proxies

This solicitation of proxies is made by us, and all related costs will be borne by us. We have retained The Altman Group Inc. to provide proxy solicitation services in connection with the Annual Meeting at an estimated cost of approximately $5,500, plus reasonable out of pocket expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections with the assistance of our transfer agent. The inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that to have a quorum a majority of shares entitled to vote must be present or represented by proxy at the meeting.

The inspector will treat shares that are voted “WITHHELD” or “ABSTAIN” as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. Except as provided below, if no specific instructions are given, the shares will be voted for the election of the Class III nominee for the board of directors identified below; for the ratification of PricewaterhouseCoopers LLC as our independent auditors for the fiscal year ending April 30, 2004; for the amendment and restatement of our 2000 Stock Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares; for the ratification of the option grant limitations contained in our amended and restated 2000 Stock Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters, except as set forth below, but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but expressly instructing that the broker is NOT voting on non-routine matters.

If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter, whether routine or non-routine (“Broker Non-Votes”), those shares will be counted for the purpose of determining the presence or absence of a quorum but will not be counted for determining the number of votes cast for or against a proposal.

The SEC recently approved new rules that prohibit brokers or other nominees that are New York Stock Exchange (“NYSE”) member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. If your shares are being voted by a broker or other nominee who is a NYSE member organization, such shares will only be voted in favor of Proposals Three and Four if you have provided specific voting instructions to your broker or other nominee to vote such shares in favor of that proposal.

We believe that the tabulation procedures to be followed by the inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Deadline For Receipt of Stockholder Proposals

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the SEC. Proposals of stockholders that are intended to be presented by such stockholders at the 2004 Annual Meeting of Stockholders must be received by us no later than April 30, 2004 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. As of August 28, 2003, we have not received any requests to present matters at the Annual Meeting that are not set forth in this proxy statement. If a stockholder intends to submit a proposal at the 2004 Annual Meeting, which is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give us notice in accordance with the requirements set forth in the Exchange Act no later than July 14, 2004. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the 2004 Annual Meeting.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 31, 2003 as to:

•	each of the Named Executive Officers (as defined below under “Executive Compensation and Other Matters—Executive Compensation—Summary Compensation Table”);

•	each of our directors;

•	all of our directors and current executive officers as a group; and

•	each other person or entity who is known by us to own beneficially more than 5% of the outstanding shares of common stock.

Unless otherwise indicated, the address for each listed stockholder is c/o OmniVision Technologies, Inc., 1341 Orleans Drive, Sunnyvale, California 94089. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

Applicable percentage ownership is based on 26,806,836 shares of common stock outstanding as of July 31, 2003 together with applicable options or warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares, subject to the applicable community property laws. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days after July 31, 2003 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

Name and Address of Stockholder	Number of Shares Owned	Number of Shares Underlying Vested Options	Total Shares Beneficially Owned	Percent of Shares Beneficially Owned
Directors and Named Executive Officers
Shaw Hong(1)	809,152	169,348	978,500	3.6%
Raymond Wu(2)	402,647	142,367	545,014	2.0%
H. Gene McCown	4,568	44,227	48,795	*
Qi Dong(3)	35,778	36,950	72,728	*
Xinping He(4)	212,325	119,408	331,733	1.2%
John T. Rossi	—	5,000	5,000	*
Edward C.V. Winn	—	25,000	25,000	*
Joseph Jeng	—	—	—	*
All Directors and Current Executive Officers as a Group (10 persons)	1,464,843	571,884	2,036,727	7.4%
Other 5% Stockholders
FMR Corp. (5)	3,001,700	—	3,001,700	11.2%
82 Devonshire Street Boston, MA 02109

*	Less than 1%.

(1)	Includes 6,564 shares of common stock which may be acquired upon exercise of stock options by Wen Hong, Mr. Hong’s wife and one of our employees. Also, includes 574,152 shares of common stock held by the Hong Family Trust of which Mr. Hong is a trustee, 235,000 shares of common stock held in the Hong Family LLC of which Mr. Hong is a manager. The beneficial ownership for Mr. Hong includes 13,000 shares held by the Hong Family Trust of which Mr. Hong is the trustee subject to a right of repurchase by us within 60 days of July 31, 2003 in the event of the termination of employment of Mrs. Hong. The beneficial ownership for Mr. Hong includes 2,000 shares subject to a right of repurchase by us within 60 days of July 31, 2003 in the event of the termination of Mr. Hong’s employment.

(2)	Includes 370,768 shares of common stock held by the Wu Family Trust of which Mr. Wu is a trustee and 10,000 shares of common stock held by the Raymond’s Foundation of which Mr. Wu is the manager. The beneficial ownership for Mr. Wu includes 1,000 shares subject to a right of repurchase by us within 60 days of July 31, 2003 in the event of the termination of Mr. Wu’s employment.

(3)	The beneficial ownership for Mr. Dong includes 4,000 shares subject to a right of repurchase by us within 60 days of July 31, 2003 in the event of termination of Mr. Dong’s employment.

(4)	Includes 58,600 shares of common stock held by the He Children’s Trust of which Mr. He is a trustee.

(5)	Reflects information filed on April 10, 2003 with the SEC on Schedule 13G by FMR Corp. (“FMR”). FMR has sole voting power and dispositive powers over 3,001,700 shares of common stock. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR and an investment advisor registered under the Investment Advisors Act of 1940, is the beneficial owner of the 3,001,700 shares as a result of being an investment advisor to various investment companies.

PROPOSAL ONE

ELECTION OF DIRECTORS

Pursuant to our Restated Certificate of Incorporation, our board of directors currently consists of five members, divided into three classes, Class I, Class II and Class III, with each class serving staggered terms of three years. Vacancies on the board of directors may be filled only by persons elected (i) by the affirmative vote of the holders of the then-outstanding shares of our voting stock entitled to vote generally in the election of directors and voting together as a single class or (ii) by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy, including a vacancy created by an increase in the board of directors, shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is duly elected and qualified. Currently, there are two directors in Class I, two directors in Class II and one director in Class III. The Class III director is to be elected at the Annual Meeting. The Class I directors and the Class II directors will be elected at the 2004 and 2005 Annual Meetings of Stockholders, respectively. The Class III director to be elected at the 2003 Annual Meeting will hold office until the 2006 Annual Meeting of Stockholders or until his successor has been duly elected and qualified.

In September 2002, Leon Malmed resigned as a member of the board of directors. Mr. Malmed was a Class II director. Mr. Malmed had served as a member of the board of directors since 2000. John T. Rossi was elected at the 2002 Annual Meeting of Stockholders as a Class II director to hold the seat previously held by Mr. Malmed.

In April 2003, Tsuey-Jiuan Chen resigned as a member of the board of directors. Ms. Chen was a Class III director. Ms Chen had served as a member of the board of directors since 2001. Joseph Jeng was elected by the remaining members of the board of directors in April 2003 to fill the vacancy created by the resignation of Ms. Chen.

We would like to thank Mr. Malmed and Ms. Chen for their services to OmniVision.

Our Class III nominee for election at the Annual Meeting is Mr. Jeng. In the event that Mr. Jeng is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. We are not aware that Mr. Jeng will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as a director, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of Mr. Jeng. The proxy holders may not vote the proxies for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Mr. Jeng.

Information Concerning our Nominee and Incumbent Directors

The following table sets forth certain information as of August 28, 2003, regarding Mr. Jeng and each of our other directors:

Name	Biographical Information	Age	Director Since
Nominee for Class III Director:
Joseph Jeng	Joseph Jeng has served as one of our directors since April 2003. From April 1999 to the present, Mr. Jeng has been an independent consultant and advisor. From April 1984 to March 1999, Mr. Jeng founded and served as the Chief Executive Officer of Altatron, Inc., a global supply-chain manufacturing services company. Mr. Jeng holds a B.S. in physics from National Taiwan University and an M.A. in physics and an M.B.A. from Harvard University.	54	2003

Name	Biographical Information	Age	Director Since
Continuing Class I Directors whose terms expire at the 2004 Annual Meeting of Stockholders:
Shaw Hong	Shaw Hong, one of our cofounders, has served as one of our directors and as our Chief Executive Officer and President since May 1995. Mr. Hong holds a B.S. in electrical engineering from Jiao Tong University in China and an M.S. in electrical engineering from Oregon State University.	66	1995

Edward C.V. Winn	Edward C.V. Winn has served as one of our directors since March 2000. From March 1992 to January 2000, Mr. Winn served in various capacities with TriQuint Semiconductor, Inc., a semiconductor company, most recently as Executive Vice President, Finance and Administration and Chief Financial Officer. Mr. Winn is also a director of Endwave, Inc., a provider of subsystems for broadband wireless telecommunications applications, and Nassda Corporation, a provider of circuit simulation and analysis software for the design of complex nanometer semiconductors. Mr. Winn received a B.S. in physics from Rensselaer Polytechnic Institute and an M.B.A. from Harvard University.	64	2000

Continuing Class II Directors whose terms expire at the 2005 Annual Meeting of Stockholders:
Raymond Wu	Raymond Wu, one of our cofounders, has served as one of our directors since May 1995 and in his current capacity as our Executive Vice President since October of 1999. From July 1998 to October 1999, Mr. Wu served as our Vice President of Business Development. From May 1995 to July 1998, Mr. Wu was the head of our sales department and engineering department. Mr. Wu received a B.S. in electrical engineering from Chung-Yuan University in Taiwan and an M.S. in electrical engineering from Wayne State University.	48	1995

John T. Rossi	John T. Rossi has served as one of our directors since September 2002. From September 2002 to the present, Mr. Rossi has been the Managing Member of Rossi Advisors, LLC, a financial advisory firm. From April 1990 to September 2002, Mr. Rossi served in various capacities with Robertson Stephens, Inc., an investment banking firm, most recently as Managing Director, Investment Banking. Mr. Rossi received an A.B. in literature from Lafayette College, an M.A. in literature from Tulane University and an M.B.A. from Stanford University.	53	2002

Board of Director Meetings and Committees

The information regarding the audit committee’s charter and the independence of the members of the audit committee contained under this caption, “Board of Director Meetings and Committees” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act.

The board of directors held a total of four meetings during fiscal 2003. No current or former director attended fewer than 75% of the meetings of the board of directors and committees thereof held during fiscal 2003 during the period that he or she sat on the board of directors or on such committee. The board of directors has an audit committee, a compensation committee and a corporate governance and nominating committee.

Committee	Members During Fiscal 2003	Committee Functions	Date Current Written Charter Adopted	Meetings Held in Fiscal 2003
Audit	Edward C.V. Winn John T. Rossi Joseph Jeng	• Selects our independent auditors • Consults with and reviews the services provided by our independent auditors • Oversees our internal financial reporting and accounting controls	November 19, 2002	Six

Compensation	Edward C.V. Winn John T. Rossi Joseph Jeng

•   Reviews and approves decisions regarding all forms of compensation provided to our officers

•   Reviews and makes recommendations to the board of directors regarding the compensation policies for our directors, employees and consultants

			November 19, 2002	None, but has met in fiscal 2004 with respect to executive compensation for fiscal 2004

Corporate Governance and Nominating	Edward C.V. Winn John T. Rossi Joseph Jeng

•   Assists the board of directors in identifying and selecting prospective director nominees for the annual meeting of stockholders

•   Develops and recommends to the board of directors the governance principles applicable to us

			November 19, 2002	None, but has met in fiscal 2004 with respect to nominations for the election of directors at the Annual Meeting

Each of Messrs. Winn, Rossi and Jeng meet the independence and experience requirements of the National Association of Securities Dealers.

The corporate governance and nominating committee will consider nominees recommended by stockholders if the recommending stockholder has delivered a written request to the corporate governance and nominating committee setting forth with respect to each proposed nominee: (i) the name, age, business address and residence address of the nominee; (ii) biographical data of the nominee for the past five years; (iii) qualifications of the proposed nominee; (iv) the number of shares of our common stock that are beneficially owned by the nominee; (v) a statement that the nominee is willing to be nominated and to serve; and (vi) such other information concerning the nominee as would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of the nominee. For purposes of the 2004 Annual Meeting of Stockholders, such written requests must be received by the corporate governance and nominating committee by April 30, 2004. Stockholders should submit proposed nominations to the corporate governance and nominating committee at the address of our principal executive offices.

Compensation of Directors

Non-employee directors are reimbursed for certain expenses in connection with their attendance at the board of directors and committee meetings. In addition, non-employee directors receive cash compensation in the amount of $1,500 per board of directors meeting attended, $500 per telephonic board of directors meeting attended and $500 per committee meeting attended if such meeting is held separate from a board of directors meeting.

Our 2000 Director Stock Option Plan provides that each non-employee director shall automatically be granted a stock option for 20,000 shares (the “First Option”) of common stock on the date that such individual becomes a non-employee director. After the First Option has been granted to a non-employee director, such non-employee director is thereafter automatically granted a stock option (a “Subsequent Option”) to purchase 10,000 shares of common stock at the first meeting of the board of directors following the Annual Meeting of Stockholders in each year, if, on such date, he or she will have served on the board of directors for more than six months. The First Option is exercisable while a non-employee director remains one of our directors, and vests as to 1/4th of the shares of common stock subject to the First Option on the first anniversary of the date of grant, and as to 1/16th of the shares of common stock subject to the First Option at the end of each quarter thereafter. Subsequent Options are exercisable while the non-employee director remains one of our directors and vest as to 1/16th of the shares of common stock subject to the Subsequent Option at the end of each quarter after the date of grant. The exercise price of all of these options is 100% of the fair market value of the common stock on the date of grant.

Under our 2000 Stock Plan, non-employee directors are eligible to receive stock option grants at the discretion of the board of directors. In fiscal 2003, we did not grant any stock options to non-employee directors under the 2000 Stock Plan.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee was, at any time since our formation, one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Vote Required

If a quorum is present and voting, the nominee receiving the highest number of votes will be elected to the board of directors. Abstentions and Broker Non-Votes are not counted in the election of directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE CLASS III NOMINEE IDENTIFIED HEREIN.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee of our board of directors annually selects our independent auditors. The audit committee has selected PricewaterhouseCoopers LLP, independent auditors, to audit our consolidated financial statements for the fiscal year ending April 30, 2004 (“fiscal 2004”). This appointment is being presented to our stockholders for ratification at the Annual Meeting.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Summary of Fees

The following table summarizes the approximate aggregate fees billed to us or expected to be billed to us by our independent auditors for fiscal 2002 and fiscal 2003:

Type of Fees	Fiscal 2002	Fiscal 2003
Audit Fees	$207,730	$222,200
Financial Information System Design & Implementation Fees(1)	—	—
Audit-Related Fees(2)	—	—
Tax Fees (3)	77,411	5,980
All Other Fees	—	—

Total Fees	$285,141	$228,180

(1)	We did not engage PricewaterhouseCoopers LLP to provide advice to us regarding financial information design and implementation during the 2002 and 2003 fiscal years.
(2)	Includes fees for assistance with SEC filings and accounting consultation.
(3)	Includes fees for various advisory services related principally to income tax compliance and other tax planning related strategies.

Approval of Non-Audit Fees

The audit committee of the board of directors reviewed and approved all non-audit fees for services provided by PricewaterhouseCoopers LLP and has concluded that the provision of such non-audit services during fiscal 2003 is compatible with and did not impair PricewaterhouseCoopers LLP’s independence.

Vote Required

Although action by stockholders is not required by our bylaws or other legal or regulatory requirement, the board of directors has determined that it is desirable to request approval of the selection of PricewaterhouseCoopers LLP as our independent public accountants for fiscal 2004 by the stockholders. Notwithstanding the selection, the board of directors, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the board of directors feels that such a change would be in our best interests and the best interests of our stockholders. In the event of a negative vote on ratification, the board of directors and the audit committee will reconsider whether or not to retain PricewaterhouseCoopers LLP.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 2004.

PROPOSAL THREE

AMENDMENT AND RESTATEMENT OF 2000 STOCK PLAN

We are asking our stockholders to approve the amendment and restatement of our 2000 Stock Plan to increase the number of shares reserved for issuance thereunder from 5,741,385 shares to 6,241,385 shares.

The 500,000 additional shares that will be reserved for issuance under the amended and restated 2000 Stock Plan are necessary so that we have a sufficient number of shares available for future option grants to attract and retain qualified executive officers and other key employees. The loss of the services of or inability to retain any key management personnel, sales personnel or engineers could adversely affect our business. We have experienced significant growth in our business since the beginning of fiscal 2003 and have used equity incentive awards to attract and retain our personnel. We expect to continue to grant equity incentive awards as we grow our business.

The essential terms of the amended and restated 2000 Stock Plan are summarized below in Proposal Four and a copy of the amended and restated 2000 Stock Plan is attached to this proxy as Appendix A.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the Annual Meeting will be required to approve the amendment and restatement of our 2000 Stock Plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE AMENDMENT AND RESTATEMENT OF OUR 2000 STOCK PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 500,000 SHARES.

PROPOSAL FOUR

RATIFICATION OF OPTION GRANT LIMITATIONS IN AMENDED AND RESTATED  2000 STOCK PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL  REVENUE CODE OF 1986, AS AMENDED

We are asking our stockholders to ratify the option grant limitations contained in our amended and restated 2000 Stock Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Section 162(m) generally disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers (as defined below under “Executive Compensation and Other Matters – Executive Compensation – Summary Compensation Table”) unless such compensation is “performance-based” for purposes of Section 162(m). For purposes of Section 162(m), compensation includes cash compensation, income arising from the exercise of non-statutory stock options, and disqualifying dispositions of incentive stock options. We are asking our stockholders to ratify the option grant limitations contained in our amended and restated 2000 Stock Plan so that income recognized by Named Executive Officers from the exercise of options granted pursuant to the amended and restated 2000 Stock Plan will be considered “performance-based” compensation and may be deducted by us for federal income tax purposes, even if such compensation exceeds $1.0 million in a single year. Named Executive Officers will only recognize income upon the exercise of stock options granted under the amended and restated 2000 Stock Plan if the value of the stock underlying such stock options has appreciated and is greater than the exercise price of such stock options at the time of the exercise.

In general, it is our policy to qualify, to the maximum extent possible, our executives’ compensation for deductibility under applicable tax laws. Options granted under the amended and restated 2000 Stock Plan are generally designed to qualify as “performance-based” compensation within the meaning of Section 162(m). However, for these options to continue to qualify as “performance-based” compensation under Section 162(m), our stockholders must ratify the option grant limitations contained in our amended and restated 2000 Stock Plan at the Annual Meeting.

We believe that we must retain the flexibility to respond to changes in the market for top executives and offer compensation packages that are competitive with those offered by other companies in our industry. In the event we are motivated by competitive forces to offer compensation in excess of $1.0 million to Named Executive Officers, our board of directors believes it would be in our best interests and those of our stockholders to be able to deduct such compensation for federal income tax purposes.

The essential terms of the amended and restated 2000 Stock Plan are summarized below and a copy of the amended and restated 2000 Stock Plan is attached to this proxy as Appendix A.

General

The purposes of the amended and restated 2000 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to our employees, directors, and consultants, to promote the success of our business and to align the interests of eligible employees with those of stockholders.

As of July 31, 2003, 488,918 shares of common stock were available for issuance under the current 2000 Stock Plan, which includes the automatic increase in the number of shares reserved for issuance that occurred on May 1, 2003, and options to purchase approximately 4,496,626 shares of common stock were outstanding under the current 2000 Stock Plan with a weighted average exercise price of $16.99 per share. The number of shares reserved for issuance under the amended and restated 2000 Stock Plan automatically increases on the first day of our fiscal year by an amount equal to the lesser of (i) 1.5 million shares of our common stock; (ii) 6% of our outstanding shares of common stock on the last day of the prior fiscal year; or (iii) an amount determined by the board of directors.

Administration

The amended and restated 2000 Stock Plan may be administered by the board of directors or by a committee of the board of directors. The amended and restated 2000 Stock Plan is currently administered by the board of directors and the compensation committee. The administrator determines the terms of options granted, including the exercise price, the number of shares subject to option and the vesting schedule. No member of the board of directors who is either presently eligible or who has been eligible at any time within the preceding year to participate in the current 2000 Stock Plan may vote on any option to be granted to himself or take part in any consideration of the amended and restated 2000 Stock Plan as it applies to himself, however, these members of the board of directors may vote on any other matters affecting the administration of the amended and restated 2000 Stock Plan. The interpretation and construction of any provision of the amended and restated 2000 Stock Plan by the administrator is final and conclusive. Members of the board of directors or the compensation committee receive no additional compensation for their services in connection with the administration of the amended and restated 2000 Stock Plan.

Eligibility

The amended and restated 2000 Stock Plan permits us to grant either incentive or nonqualified stock options to our employees, including officers and employee directors, to consultants and nonemployee directors and to the employees, consultants and nonemployee directors of our designated subsidiaries. Incentive stock options may only be granted to employees, including officers and employee directors. As of July 31, 2003, approximately 180 individuals were eligible to receive awards under the current 2000 Stock Plan. The administrator selects the optionees and determines the number of shares subject to each option. In making its determination, the administrator considers the duties and responsibilities of the optionee, the value of the optionee’s services, the optionee’s present and potential contribution to our success and other relevant factors. There is a limit of $100,000 on the aggregate fair market value of shares subject to all incentive stock options which are exercisable for the first time in any calendar year by any employee. Option grants in excess of this $100,000 limitation are treated as nonqualified stock options.

Option Grant Limitations

Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation associated with options granted to such persons, the amended and restated 2000 Stock Plan provides that no employee may be granted, in any fiscal year, options to purchase more than 500,000 shares of common stock. Notwithstanding this limit, in connection with such an individual’s initial employment, the individual may be granted options to purchase up to an additional 1.0 million shares of common stock.

Terms of Options

We enter into a written option agreement with each holder of options under the amended and restated 2000 Stock Plan. The general terms and conditions of the option grants which are contained in these option agreements and the amended and restated 2000 Stock Plan are described below.

(1)  Exercise of the Option; Form of Consideration.    The administrator determines when options granted under the amended and restated 2000 Stock Plan may be exercised. Generally, the options vest and become exercisable over four years. An option may be exercised by giving us a written notice of exercise that specifies the number of shares of common stock to be purchased and by paying the purchase price. Full payment may consist of any consideration and method of payment authorized by the administrator and permitted under the amended and restated 2000 Stock Plan, including cash, check, promissory note or surrender of shares of common stock owned by the optionee for more than six months. An optionee also may make payment by a cashless exercise procedure under which the optionee provide irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us an amount equal to the exercise price plus all applicable withholding taxes. Options may be exercised at any time prior to their termination, on or following the date such options are first exercisable. Any option may not be exercised for a fraction of a share.

(2)  Option Price.    The exercise price of options granted under the amended and restated 2000 Stock Plan is determined by the administrator, but may not be less than the closing price of our common stock on the last market trading day prior to the date of grant as reported on the Nasdaq National Market. The exercise price of both incentive and nonstatutory options granted to employees who own at the time of the grant more than ten percent of the voting power of all classes of stock shall be no less than 110% of the fair market value per share as measured by the closing price of our common stock on the Nasdaq National Market on the last trading day prior to the date of grant.

(3)  Termination of Employment.    The amended and restated 2000 Stock Plan provides that if an optionee’s status as an employee or consultant terminates for any reason other than death or disability, options may be exercised no later than the time specified in the option agreement or, if no time is specified, three months after the date of termination. Options may only be exercised to the extent the options were exercisable on the date of termination. The administrator may, however, accelerate the vesting of options and extend the period of exercisability beyond the three month period until a date not later than the expiration of the term of the option.

(4)  Death.    If an optionee dies while an employee or consultant, his or her options may be exercised for such time as specified in the option agreement unless the term of the option would require an earlier termination. In the absence of a specified time, the option will remain exercisable for 12 months following the date of death, to the extent exercisable on the date of death. The option may be exercised by the optionee’s estate or by a person who acquired the right to exercise the option by bequest or inheritance.

(5)  Disability.    If an optionee’s status as an employee or consultant is terminated due to disability, his or her options may be exercised within the period specified in the option agreement unless the term of the option would require an earlier termination. In the absence of a specified time, the option will remain exercisable for 12 months following the date of disability, to the extent exercisable on the date of the disability.

(6)  Termination of Options.    Options granted under the amended and restated 2000 Stock Plan have a term determined by the administrator upon the grant of the options. The term shall be, and the options shall expire, no more than 10 years from the date of grant. However, incentive stock options granted to an optionee who, immediately before the grant of such option, owned more than 10% of the total combined voting power of all classes of our stock or a parent or subsidiary corporation, may not have a term of more than five years. No option may be exercised by any person after expiration.

(7)  Nontransferability of Options.    Unless determined otherwise by the administrator, options are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime. If the administrator makes an option transferable, the option may contain additional terms and conditions deemed appropriate by the administrator.

(8)  Rights Upon Exercise.    Until an option has been properly exercised, that is, proper written notice and full payment have been received, and a stock certificate evidencing the shares received on exercised has been issued, no rights to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock.

(9)  Other Provisions.    The option agreement may contain such other terms and provisions and conditions not inconsistent with the amended and restated 2000 Stock Plan as may be determined by the administrator.

Adjustment Upon Changes in Capitalization

In the event any change, such as a stock split or dividend, is made in our capitalization which results in an increase or decrease in the number of outstanding shares of common stock without our receipt of consideration, an appropriate adjustment shall be made in the option price and in the number of shares subject to each option. In the event of our proposed dissolution or liquidation, all outstanding options, to the extent not previously exercised, automatically terminate immediately prior to the consummation of such proposed action. The board of directors may, in its sole discretion, fix a date for termination of the option and give each optionee the right to exercise his or her option as to all or any part of the optioned stock, including shares as to which the option would not otherwise be exercisable.

If we merge with or into another corporation or sell all or substantially all of our assets, the surviving corporation may assume the options outstanding under the amended and restated 2000 Stock Plan or substitute equivalent options for those outstanding options. If the outstanding options are not assumed or substituted by the surviving corporation or a parent or subsidiary of such corporation, they shall become fully vested and exerciseable by the optionees for a period of 15 days following receipt of a notice from us that the options were not assumed or substituted. In the event that the optionee does not exercise the options within that 15 day period, the options will terminate at the end of that 15 day period.

Amendment and Termination

The board of directors may amend the amended and restated 2000 Stock Plan at any time or may terminate it without approval of the stockholders, provided, however, that stockholder approval is required to the extent necessary and desirable to comply with applicable laws and regulations. However, no action by the board of directors or the stockholders may alter or impair any option previously granted under the amended and restated 2000 Stock Plan without the consent of the optionee. In any event, the amended and restated 2000 Stock Plan will terminate in February 2010.

Tax Information

Options granted under the amended and restated 2000 Stock Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code 1986 or nonstatutory stock options.

An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also one of our officers, directors, or 10% stockholders. We will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

All other options that do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee will be subject to tax withholding. Upon resale of such shares by the optionee, any difference between the sales price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

We will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory stock option.

The foregoing is only a summary of the effect of federal income taxation upon the optionee with respect to the grant and exercise of options under the amended and restated 2000 Stock Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee’s death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Participation in the Amended and Restated 2000 Stock Plan

The grant of options under the amended and restated 2000 Stock Plan to executive officers, including the officers named in the summary compensation table below, is subject to approval by the administrator. As of the date of this proxy statement, there has been no determination by the administrator with respect to future awards under the amended and restated 2000 Stock Plan. Accordingly, future awards are not determinable. The following table sets forth (i) the aggregate number of shares subject to options granted under the current 2000 Stock Plan during fiscal 2003 and (ii) the average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price
Shaw Hong, President and Chief Executive Officer	100,000	$12.01
Qi Dong, Vice President of Systems	60,000	$12.01
Xinping He, Senior Vice President of Engineering	60,000	$12.01
H. Gene McCown, Vice President of Finance and Chief Financial Officer	50,000	$12.01
Raymond Wu, Executive Vice President	80,000	$12.01
All current executive officers as a group (7 persons)	420,000	$12.23
All current directors who are not executive officers as a group (3 persons)	—	—
All employees, including current officers who are not executive officers, as a group (105 persons)	1,389,700	$12.43

The table of option grants under “Executive Compensation and Other Matters—Option Grants in Last Fiscal Year” below provides additional information with respect to the grant of options to the Named Executive Officers during fiscal 2003.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the Annual Meeting will be required to ratify the option grant limitations contained in our amended and restated 2000 Stock Plan for purposes of Section 162(m) of the Internal Revenue Code, as amended.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE OPTION GRANT LIMITATIONS CONTAINED IN OUR AMENDED AND RESTATED 2000 STOCK PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE, AS AMENDED.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

Summary Compensation Table

The following summary compensation table sets forth certain information regarding the compensation of our chief executive officer and our four next most highly compensated executive officers in fiscal 2003 whose total cash compensation exceeded $100,000 (each, a “Named Executive Officer”) for services rendered in all capacities to us for the fiscal years indicated.

The bonus compensation reported in the table below includes bonuses that were earned in fiscal 2003, but paid in fiscal 2004.

Name and Principal Position	Fiscal Year	Annual Compensation		Long-Term Compensation Awards	All Other Compensation($)
				Number of Securities Underlying Options(#)
		Salary($)	Bonus($)
Shaw Hong	2003	273,333	40,000	100,000	18,034	(1)
President, Chief Executive Officer	2002	251,667	—	100,000	11,516
and Director	2001	201,667	—	700	10,396

Qi Dong	2003	153,333	28,000	60,000	13,445	(2)
Vice President of Systems	2002	140,833	—	—	11,246
	2001	117,500	—	60,700	8,759

Xinping He	2003	158,333	31,000	60,000	13,365	(3)
Senior Vice President of Engineering	2002	145,833	—	—	11,143
	2001	122,167	—	60,700	8,823

H. Gene McCown	2003	158,333	30,000	50,000	12,070	(4)
Vice President of Finance and	2002	145,000	—	50,000	9,923
Chief Financial Officer	2001	118,333	—	700	7,809

Raymond Wu	2003	210,000	32,000	80,000	15,549	(5)
Executive Vice President and Director	2002	191,667	—	80,000	21,294
	2001	146,667	—	700	14,480

(1)	Other compensation for fiscal 2003 consisted of (i) $1,051 in premiums paid by us for term life and disability insurance, (ii) $3,463 for health benefit plans, (iii) $9,520 in contributions made by us to our 401(k) plan on behalf of Mr. Hong and (iv) $4,000 in amounts paid by us to Mr. Hong under our employee referral program.
(2)	Other compensation for fiscal 2003 consisted of (i) $1,032 in premiums paid by us for term life and disability insurance, (ii) $6,973 in premiums paid by us for health benefit plans and (iii) $5,440 in contributions made by us to our 401(k) plan on behalf of Mr. Dong.
(3)	Other compensation for fiscal 2003 consisted of (i) $1,068 in premiums paid by us for term life and disability insurance, (ii) $6,617 in premiums paid by us for health benefit plans and (iii) $5,680 in contributions made by us to our 401(k) plan on behalf of Mr. He.
(4)	Other compensation for fiscal 2003 consisted of (i) $841 in premiums paid by us for term life and disability insurance, (ii) $5,579 in premiums paid by us for health benefit plans and (iii) $5,650 in contributions made by us to our 401(k) plan on behalf of Mr. McCown.
(5)	Other compensation for fiscal 2003 consisted of (i) $1,316 in premiums paid by us for term life and disability insurance, (ii) $6,973 in premiums paid by us for health benefit plans and (iii) $7,260 in contributions made by us to our 401(k) plan on behalf of Mr. Wu.

Option Grants in Last Fiscal Year

The following table provides information relating to stock options awarded to each of the Named Executive Officers in fiscal 2003. All of the options were awarded under our 2000 Stock Plan. All of the options granted vest over four years with 25% of the shares subject to the option vesting on the first anniversary of the grant date and  1/48th of the shares subject to the option vesting each month thereafter so that all shares are vested on the fourth anniversary of the grant date.

The potential realizable value reported in the table below is based on the assumption that our common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect our estimate of future price growth.

The percentages in the table below are based on an aggregate of 1,809,700 shares subject to options we granted to employees and consultants in fiscal 2003.

The exercise price per share of each option was equal to the fair market value of our common stock on the date of grant.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Options Term
Name	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal 2002	Exercise Price($)	Expiration Date	5%	10%
Shaw Hong	100,000	5.53%	$12.01	6/07/12	$755,302	$1,914,085
Qi Dong	60,000	3.32%	12.01	6/07/12	453,181	1,148,451
Xinping He	60,000	3.32%	12.01	6/07/12	453,181	1,148,451
H. Gene McCown	50,000	2.76%	12.01	6/07/12	377,651	957,042
Raymond Wu	80,000	4.42%	12.01	6/07/12	604,242	1,531,268

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table presents information regarding the Named Executive Officers concerning option exercises in fiscal 2003 and exercisable and unexercisable options held as of April 30, 2003. The value of unexercised in-the-money options is based on a price of $24.29 per share, the closing sales price of our common stock as reported on The Nasdaq National Market on April 30, 2003, minus the per share exercise price, multiplied by the number of shares underlying the option.

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at April 30, 2003		Value of Unexercised In-the-Money Options at April 30, 2003
			Exercisable	Unexercisable	Exercisable	Unexercisable
Shaw Hong	15,000	170,745	116,950	168,750	$2,031,130	$2,507,562
Qi Dong	70,000	869,815	9,450	101,250	154,518	1,484,325
Xinping He	—	—	89,949	105,751	1,650,798	1,615,194
H. Gene McCown	87,931	1,514,233	33,393	104,376	559,276	1,774,852
Raymond Wu	—	—	105,669	135,001	1,800,378	2,006,064

Equity Compensation Plan Information

The following table provides information as of April 30, 2003 about our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans, namely our 1995 Stock Option Plan, 2000 Stock Plan, 2000 Director Option Plan and 2000 Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)
Equity compensation plans approved by security holders (1)	3,654,369	(3)	$9.0705	(3)	3,384,859	(4)
Equity compensation plans not approved by security holders (2)	—		—		—

Total	3,654,369		$9.0705		3,384,859

(1)	Information is provided with respect to our 1995 Stock Option Plan, 2000 Stock Plan, 2000 Director Option Plan and 2000 Employee Stock Purchase Plan.
(2)	We do not have any equity compensation plans that have not been approved by our security holders.
(3)	We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under our 2000 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under our 2000 Employee Stock Purchase Plan. The 2000 Employee Stock Purchase Plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock at the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.
(4)	This number includes 440,377 shares available for future issuance under our 2000 Stock Plan, 188,217 shares available for future issuance under our 2000 Director Option Plan and 2,756,265 shares available for future issuance under our 2000 Employee Stock Purchase Plan as of April 30, 2003. In February 2000, we terminated the 1995 Stock Option Plan as to future grants. However, options outstanding under the 1995 Stock Option Plan continue to be governed by the terms of the 1995 Stock Option Plan.

Employment Agreements and Change of Control Arrangements

We do not have any employment, noncompete nor change in control arrangements or agreements with our current officers.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the compensation committee of the board of directors shall not be deemed “filed” with the SEC or “soliciting material” under the Securities Act or the Exchange Act, and shall not be incorporated by reference into any such filings.

The compensation committee of the board of directors is composed of three independent directors appointed by the board of directors, each of whom is independent under the applicable rules of the National Association of Securities Dealers. The members of the compensation committee at the end of fiscal 2003 were Edward C.V. Winn, John T. Rossi and Joseph Jeng. Mr. Rossi became a member of the compensation committee in September 2002 in connection with his election as a member of the board of directors and Mr. Jeng became a member of the compensation committee in April 2003 in connection with his appointment as a member of the board of directors. Former directors Tsuey-Jiuan Chen and Leon Malmed also served as members of the compensation committee during fiscal 2003. Mr. Malmed and Ms. Chen resigned as members of the board of directors and of the compensation committee in September 2002 and April 2003, respectively.

Decisions regarding the compensation of our executive officers for fiscal 2003 were made by the independent members of the board of directors. These independent members of the board of directors were the same individuals who served on the compensation committee. Decisions regarding the compensation of our executive officers for fiscal 2004 will be made by the compensation committee. Decisions of the compensation committee may be reviewed periodically by the full board of directors, excluding any interested director. The following is the report of the compensation committee with respect to the compensation paid to our executive officers during fiscal 2003. Actual compensation earned during fiscal 2003 by the Named Executive Officers is shown in the summary compensation table above.

Responsibilities of the Committee

Acting on behalf of the board of directors, the compensation committee’s responsibilities include the following:

•	Reviewing the performance of the chief executive officer and the other executive officers;

•	Reviewing and approving the total compensation package for the chief executive officer and the other executive officers; and

•	Reviewing the compensation philosophy for our employees, including the chief executive officer and the other executive officers.

Compensation Philosophy

Our philosophy in setting our compensation policies for executive officers is to maximize stockholder value over time. The primary goal of the executive compensation program is therefore to closely align the interests of the executive officers with those of our stockholders. To achieve this goal we attempt to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to our long-term success, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a significant portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in us.

The compensation program for our executive officers consists of base salary, profit sharing awards and long-term stock option incentives.

Base Salary and Profit Sharing Awards

The independent members of the board of directors reviewed and approved the base salaries and profit sharing awards for our executive officers during fiscal 2003. Base salaries were established by the independent members of the board of directors based upon competitive compensation data for similarly situated companies in the image sensor industry, the executive’s job responsibilities, level of experience, individual performance and contribution to the business. Executive officer salaries have been targeted at the approximate average rates paid by comparable image sensor companies to enable us to attract, motivate, reward and retain highly skilled executives. In order to evaluate our competitive posture in the industry, the independent members of the board of directors reviewed and analyzed the compensation packages, including base salary levels, offered by other companies within the image sensor industry. The competitive information was obtained from surveys prepared by national consulting companies or industry associations. No specific formula was applied to determine the weight of each factor.

In addition to the base salary, we pay profit sharing awards to the executive officers. These awards are intended to provide a direct link between management compensation and the achievement of corporate milestones set by the independent members of the board of directors. The amount of award is determined based upon our performance.

Long-Term Stock Option Incentives

We provide our executive officers with long-term incentive compensation through grants of stock options. In fiscal 2003, all options granted to executive officers were granted under our 2000 Stock Plan. The compensation committee believes that stock options provide our executive officers with the opportunity to purchase and maintain an equity interest in us and to share in the appreciation of the value of our common stock. The compensation committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in our employ. All options granted to executive officers in fiscal 2003 were granted at an exercise price that was at the fair market value of our common stock on the date of grant. The compensation committee considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of our long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of our common stock, this portion of the executive’s compensation is directly aligned with an increase in stockholder value. When determining the number of shares of stock or the number of stock options to be awarded to an executive officer, the compensation committee considers the individual’s current contribution to our performance, the executive officer’s anticipated contribution in meeting our long-term strategic performance goals, and comparisons to formal and informal surveys of executive stock and option grants made by other peer companies. The compensation committee also reviews stock and option levels for executive officers at the beginning of each fiscal year in light of long-term strategic and performance objectives and each executive’s current and anticipated contributions to our future performance.

Compensation for the President and Chief Executive Officer

The independent members of the board of directors reviewed the chief executive officer’s salary using the same criteria and policies as were employed for the other executive officers. The independent members of the board of directors based their compensation determinations for fiscal 2003 on a variety of factors, including the scope and responsibility of the chief executive officer and comparisons of chief executive officer compensation levels for companies of similar size and maturity. The independent members of the board of directors also focused on our performance during fiscal 2002 in setting the compensation for fiscal 2003.

During fiscal 2003, the compensation of Shaw Hong, our President, Chief Executive Officer and one of our directors, consisted of a base salary of $273,333. Mr. Hong received bonuses in fiscal 2003 in the aggregate amount of $40,000. Mr. Hong received an increase in base salary from $251,667 for fiscal 2002 to $273,333 for fiscal 2003. Mr. Hong did not receive a bonus in fiscal 2002. The independent members of the board of directors based their decision to increase Mr. Hong’s base salary on a variety of factors, including his individual performance and contributions and comparisons of chief executive officer compensation levels for similarly situated companies in the semiconductor industry. The independent members of the board of directors decided to grant Mr. Hong a bonus for fiscal 2003 based on our performance.

Section 162(m)

The compensation committee has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. It is our policy that, where reasonably practicable, we will seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m). In approving the amount and form of compensation for our executive officers, the compensation committee will continue to consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m).

Respectfully submitted by:

THE COMPENSATION COMMITTEE

Joseph Jeng

John T. Rossi

Edward C.V. Winn

Report of the Audit Committee of the Board of Directors

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the audit committee of the board of directors shall not be deemed “filed” with the SEC or “soliciting material” under the Securities Act or the Exchange Act, and shall not be incorporated by reference into any such filings.

The audit committee of the board of directors is composed of three independent directors appointed by the board of directors, each of whom is independent under the applicable rules of the National Association of Securities Dealers. The members of the audit committee at the end of fiscal 2003 were Edward C.V. Winn, John T. Rossi and Joseph Jeng. Mr. Rossi became a member of the audit committee in September 2002 in connection with his election as a member of the board of directors and Mr. Jeng became a member of the audit committee in April 2003 in connection with his appointment as a member of the board of directors. Former directors Tsuey-Jiuan Chen and Leon Malmed also served as members of the audit committee during fiscal 2003. Mr. Malmed and Ms. Chen resigned as members of the board of directors and of the audit committee in September 2002 and April 2003, respectively.

The audit committee operates under a written charter. During fiscal 2003, the audit committee reviewed its charter and determined that certain amendments would be appropriate in consideration of the provisions of the Sarbanes-Oxley Act and related rules of the SEC and the National Association of Securities Dealers. Upon the recommendation of the audit committee, in November 2002, the board of directors approved an amended and restated charter for the audit committee in the form attached to this proxy as Appendix B.

In accordance with its charter, the primary purpose of the audit committee is to assist the board of directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including overviewing the financial reports and other financial information provided by us to any governmental or regulatory body, the public or other users thereof, our systems of internal accounting and financial controls, the annual independent audit of our financial statements and our legal compliance and ethics programs as established by management and the board of directors.

The audit committee does not conduct auditing reviews or procedures. The audit committee relies on management’s representation that our financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on our financial statements.

Consistent with policies adopted by the SEC regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and terminating the services of our independent auditors. The audit committee reviews reports and provides guidance to our independent auditors with respect to their annual audit and approves all audit and non-audit services provided by our independent auditors in accordance with applicable regulatory requirements. In connection with the standards for independence of external auditors promulgated by the SEC, during the 2004 fiscal year, the audit committee will consider, in advance of the provision of any non-audit services by our independent auditors, whether the provision of such services is compatible with maintaining the independence of the external auditors.

The audit committee received from the independent auditors a formal written statement describing all relationships between the auditors and us that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 “Independence Discussion with audit committees,” and discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence. The audit committee also discussed with management and the independent auditors the quality and adequacy of our internal controls and responsibilities, budget and staffing. The audit committee also reviewed with the independent auditors their audit plan, audit scope and identification of audit risks.

The audit committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in the Statement on Auditing Standards No. 61, as amended, “Communications with audit committee” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The audit committee reviewed and discussed our audited financial statements for fiscal 2003 with management and the independent auditors. Management had the responsibility for the preparation of our financial statements and the independent auditors had the responsibility for the examination of those statements.

Based on the above review and discussions with management and the independent auditors, the audit committee recommended to the board of directors at a meeting on June 23, 2003 that our audited financial statements be included in our Annual Report on Form 10-K for the last year for filing with the SEC. The audit committee also recommended the reappointment, subject to stockholder approval, of the independent auditors, and the board of directors concurred in such recommendation.

Respectfully submitted by:

THE AUDIT COMMITTEE

Joseph Jeng

John T. Rossi

Edward C.V. Winn

Certain Transactions

Wen Hong, our office manager and the wife of Shaw Hong, our President, Chief Executive Officer and member of our board of directors, earned an aggregate compensation of $69,133 during fiscal 2003. In addition, Jeanette Ishibashi, our director of China operations and Mr. Hong’s daughter, earned an aggregate compensation of $85,350 during fiscal 2003. Ms. Ishibashi joined OmniVision in August 2002.

H. Gene McCown’s adult son, Greg McCown, our marketing demand planner, earned an aggregate compensation of $69,700 during fiscal 2003.

PERFORMANCE GRAPH

The information contained in this section shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act.

Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of our common stock with the cumulative return of the Nasdaq Stock Market (U.S.) Index and of the S & P Semiconductors Index for the period commencing July 14, 2000, the effective dated of our initial public offering, and ending on April 30, 2003. Returns for the indices are weighed based on market capitalization at the beginning of each fiscal year.

	07/14/00	04/01	04/02	04/03
OmniVision Technologies, Inc.	100.00	36.15	91.38	186.85
Nasdaq Stock Market (U.S.) Index	100.00	52.96	42.59	37.19
S & P Semiconductors Index	100.00	46.34	37.82	24.44

The graph above assumes that $100 was invested on July 14, 2000 in our common stock and the Nasdaq Stock Market (U.S.) Index and in the S & P Semiconductors Index and that all dividends were reinvested. No dividends have been declared or paid on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from reporting persons, we believe that during fiscal 2003 all such forms were filed on a timely basis.

Other Matters

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the board of directors may recommend.

THE BOARD OF DIRECTORS

Dated: August 28, 2003

APPENDIX A

OMNIVISION TECHNOLOGIES, INC.

AMENDED AND RESTATED 2000 STOCK PLAN

(amended and restated effective as of October 1, 2003)

1.  Purposes of the Plan.    The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

2.  Definitions.    As used herein, the following definitions shall apply:

(a)   “Administrator” means the Board or any of its Committees appointed in accordance with Section 4 hereof.

(b)  “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

(c)  “Board” means the Board of Directors of the Company.

(d)  “Code” means the Internal Revenue Code of 1986, as amended.

(e)  “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(f)  “Common Stock” means the Common Stock of the Company.

(g)  “Company” means OmniVision Technologies, Inc., a California corporation.

(h)  “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity and who is compensated for such services.

(i)  “Director” means a member of the Board of Directors of the Company.

(j)  “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(k)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

(iii)  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(m)  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(n)  “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(o)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(p)  “Option” means a stock option granted pursuant to the Plan.

(q)  “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(r)  “Option Exchange Program” means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

(s)  “Optioned Stock” means the Common Stock subject to an Option.

(t)  “Optionee” means the holder of an outstanding Option granted under the Plan.

(u)  “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(v)  “Plan” means this 2000 Stock Plan.

(w)  “Service Provider” means an Employee, Director or Consultant.

(x)  “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 below.

(y)  “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.  Stock Subject to the Plan.    Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be subject to option and sold under the Plan is 6,241,385 Shares, together with an annual increase in the number of shares of Common Stock reserved for issuance hereunder on the first day of the Company’s fiscal year, beginning with May 1, 2004, equal to the lesser of (i) 1,500,000 shares, (ii) six percent (6%) of the outstanding shares of the Company as of the last day of the prior fiscal year or (iii) such amount as determined by the Board of Directors. The Shares may be authorized but unissued, or reacquired Common Stock.

If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4.  Administration of the Plan.

(a)  Procedure.

(i)  Multiple Administrative Bodies.    The Plan may be administered by different Committees with respect to different groups of Employees and Consultants.

(ii)  Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)  Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)  Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which Committee shall be constituted to satisfy Applicable Laws.

(b)  Powers of the Administrator.    Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i)  to determine the Fair Market Value;

(ii)  to select the Service Providers to whom Options may from time to time be granted hereunder;

(iii)  to determine the number of Shares to be covered by each such award granted hereunder;

(iv)  to approve forms of agreement for use under the Plan;

(v)  to determine the terms and conditions, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)  to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock;

(vii)  to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

(viii)  to initiate an Option Exchange Program;

(ix)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x)  to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(xi)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

(xii)  to make all other determinations deemed necessary or advisable for administering the Plan.

(c)  Effect of Administrator’s Decision.    All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

5.  Eligibility.

(a)  Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

(b)  Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(c)  Neither the Plan nor any Option shall confer upon any Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause.

(d)  Upon the Company, or a successor corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act, or upon the Plan being assumed by a corporation having a class of common equity securities required to be registered under Section 12 of the Exchange Act, the following limitations shall apply to grants to options to Service Providers:

(i)  No Employee shall be granted in any fiscal year, Options to purchase more than 500,000 Shares.

(ii)  In connection with his or her initial employment, and Employee may be granted Options to purchase up to an additional 1,000,000 Shares which shall not count against the amount set forth in subsection (i) above.

(iii)  The foregoing limitations shall be adjusted appropriately in connection with any change in the Company’s capitalization as described in Section 11.

(iv)  If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the cancelled Option will be counted against the limits set forth in subsections (i)and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

6.  Term of Plan.    The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

7.  Term of Option.    The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

8.  Option Exercise Price and Consideration.

(a)  The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i)  In the case of an Incentive Stock Option

(1)  granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(2)  granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)  In the case of a Nonstatutory Stock Option

(1)  granted to a Service Provider who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

(2)  granted to any other Service Provider, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii)  Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b)  The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, (6) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, (7) any combination of the foregoing methods of payment, or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

9.  Exercise of Option.

(a)  Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a Stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)  Termination of Relationship as a Service Provider.    If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)  Disability of Optionee.    If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If such disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the day three months and one day following such termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)  Death of Optionee.    If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)  Buyout Provisions.    The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

10.  Non-Transferability of Options.    Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11.  Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

(a)  Changes in Capitalization.    Subject to any required action by the Stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b)  Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(c)  Merger or Asset Sale.    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, Board of Directors of the Company, at its discretion, may choose to accelerate the vesting of some portion of or all of the outstanding options such that the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

12.  Time of Granting Options.    The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

13.  Amendment and Termination of the Plan.

(a)  Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

(b)  Stockholder Approval.    The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)  Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

14.  Conditions Upon Issuance of Shares.

(a)  Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)  Investment Representations.    As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

15.  Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.  Reservation of Shares.    The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

17.  Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

APPENDIX B

AMENDED AND RESTATED CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

OMNIVISION TECHNOLOGIES, INC.

(as amended in November 2002)

PURPOSE:

The purpose of the Audit Committee of the Board of Directors (the “Board”) of OmniVision Technologies, Inc. (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s accounting policies and procedures, (iii) the Company’s compliance with legal and regulatory requirements, (iv) the independent auditor’s qualifications, independence and performance, (v) the Company’s disclosure controls and procedures and (vi) the Company’s internal controls;

•	Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;

•	Provide the Board with the results of the Audit Committee’s monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board. The Audit Committee will consist of at least three members of the Board. Members of the Audit Committee must meet the following criteria:

•	Each member will be an independent director, as defined in (i) Nasdaq Rule 4200 and (ii) the rules of the SEC, as in effect from time to time;

•	Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

•	At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

•	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review their assessment of adequacy of such controls and to review, before its release, the disclosure regarding such system of internal financial and accounting controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Exercising sole responsibility for appointing, compensating (including all audit engagement fees and terms), overseeing the work of, and terminating the services of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work and pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible) in accordance with the applicable requirements of the SEC and the Public Company Accounting Oversight Board (the “Oversight Board”);

•	Reviewing the independence of the outside auditors, including (i) obtaining on a periodic basis a formal written statement from the independent auditors regarding relationships and services with the Company that may impact independence, as defined by applicable standards and SEC requirements, (ii) presenting this statement to the Board, and (iii) to the extent there are relationships, monitoring and investigating them.

•	Reviewing and providing guidance with respect to the external audit by (i) reviewing the independent auditors’ proposed audit scope and approach; (ii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (iii) reviewing reports submitted to the Audit Committee by the independent auditors in accordance with the applicable SEC requirements;

•	Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC (which for purposes of the annual report shall include a recommendation as to whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K);

•	Directing the Company’s independent auditors to review, before filing with the SEC, the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditors’ services and Audit Committee members, member qualifications and activities;

•	Reviewing on a continuing basis the adequacy of the Company’s system of disclosure controls and procedures, including meeting periodically with the Company’s management, independent auditors and outside legal counsel to review their assessment of such controls and procedures and to review, before its release, the disclosure regarding such system of disclosure controls and procedures required under SEC rules to be contained in the Company’s periodic filings;

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

•	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	Overseeing and reviewing the Company’s policies regarding information technology and management information systems;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

•	Reviewing and approving in advance any proposed related party transactions;

•	Reviewing its own charter, structure, processes and membership requirements from time to time;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS:

The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Committee’s charter.

COMPENSATION:

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

DETACH HERE

PROXY

OMNIVSION TECHNOLOGIES, INC.

PROXY FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 1, 2003

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of OMNIVISION TECHNOLOGIES, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated August 28, 2003, and hereby appoints Shaw Hong and Raymond Wu, each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of OmniVision Technologies, Inc. to be held on October 1, 2003 at 10:00 a.m. local time, at 1341 Orleans Drive, Sunnyvale, California 94089 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE COMPANY’S CLASS III NOMINEE FOR THE ELECTION TO THE BOARD OF DIRECTORS, THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, THE AMENDMENT AND RESTATEMENT OF THE 2000 STOCK PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 500,000 SHARES, THE RATIFICATION OF THE OPTION GRANT LIMITATIONS CONTAINED IN THE 2000 STOCK PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒ Please mark votes as in this example.	L #OMN

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the Company’s Class III nominee for the election to the Board of Directors, the ratification of PricewaterhouseCoopers LLP as independent public accountants, the amendment and restatement of the 2000 Stock Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares, the ratification of the option grant limitations contained in the 2000 Stock Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and as said proxies deem advisable on such other matters as may properly come before the meeting, including, among other things, consideration of any motion made for adjournment of the meeting.

	FOR	AGAINST	ABSTAIN
1. Election of Class III Director: Nominees: (01) Joseph Jeng FOR ☐ ☐ WITHHELD NOMINEE FROM NOMINEE

2.   Ratification of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending April 30, 2004.

3.   Amendment and restatement of the 2000 Stock Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares.

4.   Ratification of the option grant limitations contained in the 2000 Stock Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT		☐

	MARK HERE IF YOU PLAN TO ATTEND THE MEETING		☐

This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature:	Date:	Signature:	Date: